UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2007

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2007, the Compensation and Organization Committee of the Board of Directors of Medarex, Inc. (“Medarex”) approved a grant of a stock option, effective May 31, 2007,  under Medarex’s 2005 Equity Incentive Plan, to Geoffrey M. Nichol, M.B.Ch.B., M.B.A, Senior Vice President, Product Development, for 30,000 shares of Medarex common stock.  The stock option has a ten-year term, and 25% of the option will vest on each of the first, second, third and fourth anniversary dates of the date of grant.  The exercise price per share is $16.075, the average of the high and low sales prices of Medarex’s common stock on May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medarex, Inc.

Date: June 4, 2007	/s/ CHRISTIAN S. SCHADE
Christian S. Schade
Senior Vice President and Chief Financial Officer